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Jill Chapman	McLean, VA 22102
+1 703 883 1000	ir.hilton.com

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Kent Landers
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Hilton Reports Third Quarter Results

MCLEAN, VA (October 23, 2024) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its third quarter 2024 results. Highlights include:

•Diluted EPS was $1.38 for the third quarter, and diluted EPS, adjusted for special items, was $1.92

•Net income was $344 million for the third quarter

•Adjusted EBITDA was $904 million for the third quarter

•System-wide comparable RevPAR increased 1.4 percent, on a currency neutral basis, for the third quarter compared to the same period in 2023

•Approved 27,500 new rooms for development during the third quarter, bringing our development pipeline to 492,400 rooms as of September 30, 2024, representing growth of 8 percent from September 30, 2023

•Added a record 36,600 rooms to our system in the third quarter, resulting in 33,600 net additional rooms for the third quarter, contributing to a record net unit growth of 7.8 percent from September 30, 2023

•Repurchased 3.3 million shares of Hilton common stock during the third quarter; bringing total capital return, including dividends, to $764 million for the quarter and $2,422 million year to date through October

•Issued $1.0 billion aggregate principal amount of 5.875% Senior Notes due 2033 in September 2024

•Full year 2024 system-wide RevPAR is projected to increase between 2.0 percent and 2.5 percent on a comparable and currency neutral basis compared to 2023; full year net income is projected to be between $1,405 million and $1,429 million; full year Adjusted EBITDA is projected to be between $3,375 million and $3,405 million

•Full year 2024 capital return is projected to be approximately $3.0 billion

•Net unit growth for 2025 is expected to be between 6.0 percent and 7.0 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We were pleased to deliver continued strong bottom line results that exceeded our guidance, despite slower top line growth which was driven by modestly slower macro trends, weather impacts and unfavorable calendar shifts. We continued to demonstrate the strength of our model, opening more rooms than any other quarter in our history, surpassing 8,000 hotels and achieving net unit growth of 7.8 percent."

For the three months ended September 30, 2024, system-wide comparable RevPAR increased 1.4 percent compared to the same period in 2023 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 8.3 percent compared to the same period in 2023.

For the nine months ended September 30, 2024, system-wide comparable RevPAR increased 2.4 percent compared to the same period in 2023 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 10.7 percent compared to the same period in 2023.

For the three months ended September 30, 2024, diluted EPS was $1.38 and diluted EPS, adjusted for special items, was $1.92 compared to $1.44 and $1.67, respectively, for the three months ended September 30, 2023. Net income and Adjusted EBITDA were $344 million and $904 million, respectively, for the three months ended September 30, 2024, compared to $379 million and $834 million, respectively, for the three months ended September 30, 2023.

For the nine months ended September 30, 2024, diluted EPS was $4.09 and diluted EPS, adjusted for special items, was $5.36 compared to $3.74 and $4.53, respectively, for the nine months ended September 30, 2023. Net income and Adjusted EBITDA were $1,034 million and $2,571 million, respectively, for the nine months ended September 30, 2024, compared to $1,001 million and $2,286 million, respectively, for the nine months ended September 30, 2023.

Development

In the third quarter of 2024, we opened 531 hotels, totaling 36,600 rooms, resulting in 33,600 net room additions.(1) During the quarter, NoMad, Graduate by Hilton and Small Luxury Hotels of the World ("SLH") became available for reservations on our booking channels. The addition of SLH hotels brings our hotel portfolio to ten additional countries and territories, allowing our guests to book, earn and redeem Honors points in more sought after destinations. We continued to expand our portfolio in the Asia Pacific market, surpassing 900 hotels in the region and opening our 700th hotel in China. Additionally, our Spark by Hilton brand continues to grow, with more than 20 hotels opening during the third quarter, including the debut of the first Spark hotel in Canada.

We added 27,500 rooms to the development pipeline during the third quarter, and, as of September 30, 2024, our development pipeline totaled 3,525 hotels representing 492,400 rooms throughout 120 countries and territories, including 28 countries and territories where Hilton had no existing hotels.(2) Additionally, of the rooms in the development pipeline, 235,400 were under construction and 280,700 were located outside of the U.S.

Balance Sheet and Liquidity

As of September 30, 2024, we had $11.3 billion of debt outstanding, excluding the deduction for deferred financing costs and discounts, with a weighted average interest rate of 4.84 percent. Excluding all finance lease liabilities and other debt of our consolidated variable interest entities, we had $11.1 billion of debt outstanding with a weighted average interest rate of 4.83 percent and no scheduled maturities until 2027, other than $500 million of outstanding Senior Notes due May 2025. We believe that we have sufficient sources of liquidity and access to debt financing to address the Senior Notes due May 2025 at or prior to their maturity date. As of September 30, 2024, no debt amounts were outstanding under our $2.0 billion senior secured revolving credit facility (the "Revolving Credit Facility"), which had an available borrowing capacity of $1,913 million after considering $87 million of outstanding letters of credit. Total cash and cash equivalents were $1,655 million as of September 30, 2024, including $75 million of restricted cash and cash equivalents.

In September 2024, we issued $1 billion aggregate principal amount of 5.875% Senior Notes due 2033. We intend to use the net proceeds from the issuance for general corporate purposes.

In September 2024, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $37 million, bringing total dividend payments for the year to $113 million. In October 2024, our board of directors authorized a regular quarterly cash
(1) Excluding hotels from our strategic partner arrangements, we added 18,300 rooms to our system during the third quarter, and, as of September 30, 2024, our hotel system would have totaled 7,800 hotels representing 1,213,800 rooms, growing 6.1% from September 30, 2023 and 1.3% from the prior quarter.
(2) Excluding hotels from our strategic partner arrangements, we added 26,400 rooms to the development pipeline during the third quarter, and, as of September 30, 2024, our development pipeline would have totaled 3,514 hotels and 491,900 rooms, representing 8% growth from September 30, 2023 and consistent with total development pipeline rooms excluding hotels from our strategic partner arrangements as of June 30, 2024.

dividend of $0.15 per share of common stock to be paid on December 27, 2024 to holders of record of our common stock as of the close of business on November 15, 2024.

During the three months ended September 30, 2024, we repurchased 3.3 million shares of Hilton common stock at an average price per share of $217.15, for a total of $727 million. For the nine months ended September 30, 2024, we repurchased 10.2 million shares of Hilton common stock at an average price per share of $206.29, returning $2,226 million of capital to shareholders, including dividends. Total capital return to shareholders including dividends year-to-date through October was $2,422 million.

The number of shares outstanding as of October 18, 2024 was 243.8 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the third quarter but do not include the effect of potential share repurchases thereafter.

Full Year 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 2.5 percent compared to 2023.
•Diluted EPS is projected to be between $5.58 and $5.68.
•Diluted EPS, adjusted for special items, is projected to be between $6.93 and $7.03.
•Net income is projected to be between $1,405 million and $1,429 million.
•Adjusted EBITDA is projected to be between $3,375 million and $3,405 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $200 million and $250 million.
•Capital return is projected to be approximately $3.0 billion.
•General and administrative expenses are projected to be between $415 million and $430 million.
•Net unit growth is projected to be between 7.0 percent and 7.5 percent.

Fourth Quarter 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 1.0 percent and 2.0 percent compared to the fourth quarter of 2023.
•Diluted EPS is projected to be between $1.49 and $1.59.
•Diluted EPS, adjusted for special items, is projected to be between $1.57 and $1.67.
•Net income is projected to be between $371 million and $395 million.
•Adjusted EBITDA is projected to be between $804 million and $834 million.

Conference Call

Hilton will host a conference call to discuss third quarter of 2024 results on October 23, 2024 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 6226859. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 6850988.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 24 world-class brands comprising more than 8,300 properties and over 1.25 million rooms, in 138 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices for seven consecutive years. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 200 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues
Franchise and licensing fees	$698	$643	$1,958	$1,769
Base and other management fees	88	81	287	247
Incentive management fees	66	63	204	197
Owned and leased hotels	330	335	922	924
Other revenues	58	45	179	126
	1,240	1,167	3,550	3,263
Other revenues from managed and franchised properties	1,627	1,506	4,841	4,363
Total revenues	2,867	2,673	8,391	7,626

Expenses
Owned and leased hotels	288	301	833	849
Depreciation and amortization	37	40	107	114
General and administrative	101	96	318	298
Other expenses	26	26	93	80
	452	463	1,351	1,341
Other expenses from managed and franchised properties	1,790	1,557	5,164	4,460
Total expenses	2,242	2,020	6,515	5,801

Gain (loss) on sales of assets, net	(2)	—	5	—

Operating income	623	653	1,881	1,825

Interest expense	(140)	(113)	(412)	(340)
Loss on foreign currency transactions	(3)	(7)	(5)	(13)
Loss on investments in unconsolidated affiliate	—	—	—	(92)
Other non-operating income (loss), net	11	15	(17)	38

Income before income taxes	491	548	1,447	1,418

Income tax expense	(147)	(169)	(413)	(417)

Net income	344	379	1,034	1,001
Net income attributable to redeemable and nonredeemable noncontrolling interests	—	(2)	(4)	(7)
Net income attributable to Hilton stockholders	$344	$377	$1,030	$994

Weighted average shares outstanding:
Basic	246	260	249	264
Diluted	249	262	252	266

Earnings per share:
Basic	$1.40	$1.45	$4.13	$3.77
Diluted	$1.38	$1.44	$4.09	$3.74

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	75.3%	0.3%	pts.	$161.18	1.0%	$121.40	1.4%

Region
U.S.	75.4%	0.2%	pts.	$169.59	0.8%	$127.83	1.0%
Americas (excluding U.S.)	72.7	0.4		155.80	3.9	113.22	4.4
Europe	81.3	2.3		179.46	4.3	145.89	7.3
Middle East & Africa	70.5	2.3		143.94	(0.1)	101.48	3.3
Asia Pacific	73.2	(0.5)		107.81	(2.8)	78.97	(3.4)

Brand
Waldorf Astoria Hotels & Resorts	62.5%	1.9%	pts.	$457.66	2.2%	$285.89	5.3%
Conrad Hotels & Resorts	75.6	1.5		257.53	1.1	194.63	3.2
LXR Hotels & Resorts	63.8	1.2		596.79	(6.8)	380.49	(5.0)
Canopy by Hilton	73.0	1.3		227.44	1.3	166.14	3.2
Hilton Hotels & Resorts	73.8	0.7		190.33	1.2	140.44	2.2
Curio Collection by Hilton	74.3	2.9		231.13	0.1	171.77	4.1
DoubleTree by Hilton	72.2	0.2		145.63	0.7	105.19	1.0
Tapestry Collection by Hilton	71.9	1.0		189.79	1.5	136.47	2.9
Embassy Suites by Hilton	76.4	0.8		186.47	0.5	142.45	1.7
Motto by Hilton	80.6	0.4		212.37	1.0	171.14	1.5
Hilton Garden Inn	74.7	0.8		148.96	0.3	111.28	1.4
Hampton by Hilton	75.8	(0.6)		136.47	1.0	103.38	0.3
Tru by Hilton	74.9	0.7		133.72	0.5	100.14	1.5
Homewood Suites by Hilton	82.2	—		163.52	0.5	134.40	0.6
Home2 Suites by Hilton	81.0	0.6		141.89	1.2	114.92	1.9

Segment
Management and franchise	75.2%	0.3%	pts.	$160.32	0.9%	$120.61	1.3%
Ownership(1)	82.3	2.7		224.27	3.0	184.52	6.5

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	72.8%	0.7%	pts.	$159.92	1.5%	$116.37	2.4%

Region
U.S.	73.5%	0.3%	pts.	$167.83	0.9%	$123.27	1.4%
Americas (excluding U.S.)	69.9	1.1		156.53	4.2	109.46	5.9
Europe	74.7	2.6		166.42	3.9	124.34	7.7
Middle East & Africa	70.9	2.5		176.25	6.3	125.03	10.2
Asia Pacific	69.5	0.6		108.98	0.6	75.69	1.5

Brand
Waldorf Astoria Hotels & Resorts	63.6%	3.3%	pts.	$506.54	0.5%	$321.93	5.9%
Conrad Hotels & Resorts	74.0	3.5		270.50	3.6	200.08	8.6
LXR Hotels & Resorts	62.4	5.0		592.74	(5.1)	369.96	3.1
Canopy by Hilton	72.0	2.4		225.84	1.0	162.67	4.5
Hilton Hotels & Resorts	71.2	1.5		191.47	2.1	136.29	4.3
Curio Collection by Hilton	71.4	3.5		231.15	0.4	164.97	5.5
DoubleTree by Hilton	69.7	1.1		144.11	1.2	100.50	2.8
Tapestry Collection by Hilton	68.5	1.4		183.76	0.8	125.89	2.9
Embassy Suites by Hilton	75.2	1.5		186.06	0.7	139.91	2.7
Motto by Hilton	79.9	2.3		207.62	(0.3)	165.79	2.6
Hilton Garden Inn	72.1	0.8		146.31	0.2	105.47	1.3
Hampton by Hilton	72.6	(0.6)		132.56	1.2	96.25	0.4
Tru by Hilton	72.7	0.6		131.19	0.8	95.41	1.6
Homewood Suites by Hilton	80.2	—		160.18	0.7	128.49	0.8
Home2 Suites by Hilton	78.9	0.4		140.73	1.0	111.07	1.5

Segment
Management and franchise	72.7%	0.6%	pts.	$159.17	1.4%	$115.75	2.3%
Ownership(1)	77.0	3.1		216.81	4.7	166.88	9.2
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2024

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	32	8,345	—	—	34	8,808
Conrad Hotels & Resorts	2	779	43	13,920	4	2,496	49	17,195
LXR Hotels & Resorts	—	—	5	935	8	1,463	13	2,398
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	3	2,526	—	—	3	2,526
Canopy by Hilton	—	—	10	1,634	32	5,731	42	7,365
Hilton Hotels & Resorts	46	15,921	294	125,978	273	84,122	613	226,021
Curio Collection by Hilton	—	—	29	6,275	146	26,508	175	32,783
Graduate by Hilton	—	—	—	—	34	5,788	34	5,788
DoubleTree by Hilton	—	—	168	46,036	526	110,793	694	156,829
Tapestry Collection by Hilton	—	—	5	694	134	16,012	139	16,706
Embassy Suites by Hilton	—	—	40	10,551	230	51,700	270	62,251
Tempo by Hilton	—	—	1	661	2	436	3	1,097
Motto by Hilton	—	—	—	—	8	1,727	8	1,727
Hilton Garden Inn	—	—	122	24,102	918	129,317	1,040	153,419
Hampton by Hilton	—	—	53	8,526	3,008	332,341	3,061	340,867
Tru by Hilton	—	—	—	—	274	26,779	274	26,779
Spark by Hilton	—	—	—	—	67	6,073	67	6,073
Homewood Suites by Hilton	—	—	9	1,142	533	60,935	542	62,077
Home2 Suites by Hilton	—	—	2	210	721	78,413	723	78,623
Strategic partner hotels(2)	—	—	—	—	400	18,825	400	18,825
Other(3)	—	—	3	1,414	12	2,916	15	4,330
Total hotels	50	17,163	820	253,040	7,330	962,375	8,200	1,232,578
Hilton Grand Vacations(4)	—	—	—	—	101	17,928	101	17,928
Total system	50	17,163	820	253,040	7,431	980,303	8,301	1,250,506

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	188	81,924	5,628	728,192	5,816	810,116
Americas (excluding U.S.)	1	405	72	18,067	380	52,677	453	71,149
Europe	39	11,604	109	27,513	652	82,266	800	121,383
Middle East & Africa	4	1,991	110	30,478	36	6,021	150	38,490
Asia Pacific	6	3,163	341	95,058	634	93,219	981	191,440
Total hotels	50	17,163	820	253,040	7,330	962,375	8,200	1,232,578
Hilton Grand Vacations(4)	—	—	—	—	101	17,928	101	17,928
Total system	50	17,163	820	253,040	7,431	980,303	8,301	1,250,506
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are part of the AutoCamp and Small Luxury Hotels of the World portfolios, which are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$17	$35	(18)	(51.4)
Capitalized software costs(2)	30	26	4	15.4
Total capital expenditures	47	61	(14)	(23.0)
Contract acquisition costs, net of refunds	10	25	(15)	(60.0)
Total capital expenditures and contract acquisition costs	$57	$86	(29)	(33.7)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$48	$109	(61)	(56.0)
Capitalized software costs(2)	71	68	3	4.4
Total capital expenditures	119	177	(58)	(32.8)
Contract acquisition costs, net of refunds(3)	87	164	(77)	(47.0)
Total capital expenditures and contract acquisition costs	$206	$341	(135)	(39.6)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $8 million and $10 million for the three months ended September 30, 2024 and 2023, respectively, and $21 million and $14 million for the nine months ended September 30, 2024 and 2023, respectively. Excludes expenditures for FF&E replacement reserves of $14 million and $17 million for the three months ended September 30, 2024 and 2023, respectively, and $38 million and $40 million for the nine months ended September 30, 2024 and 2023, respectively.
(2)Includes $28 million and $24 million of expenditures that were reimbursed to us by third parties for the three months ended September 30, 2024 and 2023, respectively, and $66 million and $63 million for the nine months ended September 30, 2024 and 2023, respectively.
(3)The decrease during the nine months ended September 30, 2024 was primarily due to the timing of certain strategic hotel developments supporting our growth resulting in higher contract acquisition costs during the prior period.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income attributable to Hilton stockholders, as reported	$344	$377	$1,030	$994
Diluted EPS, as reported	$1.38	$1.44	$4.09	$3.74
Special items:
Net other expenses from managed and franchised properties	$163	$51	$323	$97
Purchase accounting amortization(1)	1	12	4	34
Loss on investments in unconsolidated affiliate(2)	—	—	—	92
Loss on debt guarantees(3)	—	—	50	—
FF&E replacement reserves	14	17	38	40
Loss (gain) on sales of assets, net	2	—	(5)	—
Tax-related adjustments(4)	—	2	(4)	(6)
Other adjustments(5)	(4)	(3)	13	6
Total special items before taxes	176	79	419	263
Income tax expense on special items	(43)	(17)	(101)	(53)
Total special items after taxes	$133	$62	$318	$210

Net income, adjusted for special items	$477	$439	$1,348	$1,204
Diluted EPS, adjusted for special items	$1.92	$1.67	$5.36	$4.53
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets were fully amortized as of December 31, 2023, some of which became fully amortized during the three months ended December 31, 2023.
(2)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we currently manage or franchise.
(3)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(4)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(5)Amount for the nine months ended September 30, 2024 primarily relates to restructuring costs related to one of our leased properties, which was recognized in owned and leased hotels expenses, transaction costs incurred for acquisitions, which were recognized in general and administrative expenses, and transaction costs incurred for the amendment of our senior secured term loan facility (the "Term Loans"), which were recognized in other non-operating income (loss), net. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," which were recognized in other non-operating income (loss), net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$344	$379	$1,034	$1,001
Interest expense	140	113	412	340
Income tax expense	147	169	413	417
Depreciation and amortization expenses	37	40	107	114
EBITDA	668	701	1,966	1,872
Loss (gain) on sales of assets, net	2	—	(5)	—
Loss on foreign currency transactions	3	7	5	13
Loss on investments in unconsolidated affiliate(1)	—	—	—	92
Loss on debt guarantees(2)	—	—	50	—
FF&E replacement reserves	14	17	38	40
Share-based compensation expense	44	48	140	133
Amortization of contract acquisition costs	12	11	37	32
Net other expenses from managed and franchised properties	163	51	323	97
Other adjustments(3)	(2)	(1)	17	7
Adjusted EBITDA	$904	$834	$2,571	$2,286
____________
(1)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we manage or franchise.
(2)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(3)Amount for the nine months ended September 30, 2024 primarily relates to restructuring costs related to one of our leased properties as well as transaction costs resulting from the amendment of our Term Loans and transaction costs incurred for acquisitions. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Total revenues, as reported	$2,867	$2,673	$8,391	$7,626
Add: amortization of contract acquisition costs	12	11	37	32
Less: other revenues from managed and franchised properties	(1,627)	(1,506)	(4,841)	(4,363)
Total revenues, as adjusted	$1,252	$1,178	$3,587	$3,295

Net income	$344	$379	$1,034	$1,001
Net income margin	12.0%	14.2%	12.3%	13.1%

Adjusted EBITDA	$904	$834	$2,571	$2,286
Adjusted EBITDA margin	72.2%	70.8%	71.7%	69.4%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	September 30,	December 31,
	2024	2023
Long-term debt, including current maturities	$11,164	$9,196
Add: unamortized deferred financing costs and discounts	90	71
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts	11,254	9,267
Less: cash and cash equivalents	(1,580)	(800)
Less: restricted cash and cash equivalents	(75)	(75)
Net debt	$9,599	$8,392

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2024	2023	2023	2024
Net income	$1,034	$1,001	$1,151	$1,184
Interest expense	412	340	464	536
Income tax expense	413	417	541	537
Depreciation and amortization expenses	107	114	147	140
EBITDA	1,966	1,872	2,303	2,397
Gain on sales of assets, net	(5)	—	—	(5)
Loss on foreign currency transactions	5	13	16	8
Loss on investments in unconsolidated affiliate(1)	—	92	92	—
Loss on debt guarantees(2)	50	—	—	50
FF&E replacement reserves	38	40	63	61
Share-based compensation expense	140	133	169	176
Impairment losses(3)	—	—	38	38
Amortization of contract acquisition costs	37	32	43	48
Net other expenses from managed and franchised properties	323	97	337	563
Other adjustments(4)	17	7	28	38
Adjusted EBITDA	$2,571	$2,286	$3,089	$3,374

Long-term debt				$11,164
Long-term debt to net income ratio				9.4

Net debt				$9,599
Net debt to Adjusted EBITDA ratio				2.8
____________
(1)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we manage or franchise.
(2)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(3)Amounts for the year ended December 31, 2023 are related to certain hotel properties under operating leases and are for the impairment of a lease intangible asset, operating lease ROU assets and property and equipment.
(4)Amounts for the nine months ended September 30, 2024 and the year ended December 31, 2023 include expenses resulting from the amendments of our Term Loans in June 2024 and November 2023, respectively. Amount for the nine months ended September 30, 2024 also includes transaction costs incurred for acquisitions and restructuring costs related to one of our leased properties. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$368	$392
Diluted EPS(1)	$1.49	$1.59
Special items(2):
FF&E replacement reserves	$20	$20
Purchase accounting amortization	1	1
Other adjustments	4	4
Total special items before taxes	25	25
Income tax expense on special items	(5)	(5)
Total special items after taxes	$20	$20

Net income, adjusted for special items	$388	$412
Diluted EPS, adjusted for special items(1)	$1.57	$1.67

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,398	$1,422
Diluted EPS(1)	$5.58	$5.68
Special items(2):
Net other expenses from managed and franchised properties	$323	$323
Purchase accounting amortization	5	5
Loss on debt guarantees	50	50
FF&E replacement reserves	58	58
Gain on sales of assets, net	(5)	(5)
Tax related adjustments	(4)	(4)
Other adjustments	17	17
Total special items before taxes	444	444
Income tax expense on special items	(106)	(106)
Total special items after taxes	$338	$338

Net income, adjusted for special items	$1,736	$1,760
Diluted EPS, adjusted for special items(1)	$6.93	$7.03
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	December 31, 2024
	Low Case	High Case
Net income	$371	$395
Interest expense	155	155
Income tax expense	164	175
Depreciation and amortization expenses	37	37
EBITDA	727	762
FF&E replacement reserves	20	20
Share-based compensation expense	34	34
Amortization of contract acquisition costs	13	13
Other adjustments(1)	10	5
Adjusted EBITDA	$804	$834

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$1,405	$1,429
Interest expense	567	567
Income tax expense	577	588
Depreciation and amortization expenses	144	144
EBITDA	2,693	2,728
Gain on sales of assets, net	(5)	(5)
Loss on foreign currency transactions	5	5
Loss on debt guarantees	50	50
FF&E replacement reserves	58	58
Share-based compensation expense	174	174
Amortization of contract acquisition costs	50	50
Net other expenses from managed and franchised properties	323	323
Other adjustments(1)	27	22
Adjusted EBITDA	$3,375	$3,405
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2024, which is calculated as the nine months ended September 30, 2024 plus the year ended December 31, 2023 less the nine months ended September 30, 2023. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

EBITDA, Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

EBITDA reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of our cost reimbursement revenues and expenses included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes the net effect of our cost reimbursement revenues and expenses, classified in other revenues from managed and franchised properties and other expenses from managed and franchised properties, respectively, as we contractually do not operate the related programs to generate a profit or loss over the life of these programs. The direct reimbursements from hotel owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss). The fees we recognize related to the indirect reimbursements may be recognized before or after the related expenses are incurred, causing timing differences between the recognition of the costs incurred and the related reimbursement from hotel owners, with the net effect impacting net income (loss) in the reporting period. However, the expenses incurred related to the indirect reimbursements are expected to equal the revenues earned from the indirect reimbursements over time, and, therefore, the net effect of our cost reimbursement revenues and expenses is not used by management to evaluate our operating performance or make operating decisions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year, have not undergone a change in brand or ownership type during the current or comparable periods and were open January 1st of the previous year; and (ii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. We exclude strategic partner hotels from our comparable hotels. Of the 8,200 hotels in our system as of September 30, 2024, 400 hotels were strategic partner hotels and 6,150 hotels were classified as comparable hotels. Our 1,650 non-comparable hotels as of September 30, 2024 included (i) 844 hotels that were added to our system after January 1, 2023 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 806 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of September 30, 2024, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2024 and 2023 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2024, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or in the process of conversion to our system.